UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 1, 2008

PAB BANKSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-25422	58-1473302
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 North Valdosta Road, Valdosta, Georgia	31602
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code     (229) 241-2775

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

Effective May 1, 2008, PAB Bankshares, Inc. (the “Registrant”) and its wholly-owned subsidiary, The Park Avenue Bank (the “Bank”), entered into employment agreements (the “Agreements”) with the following named executive officers: M. Burke Welsh, Jr., David H. Gould, Jr., William L. Kane and George D. Henderson.  Also on May 1, 2008, the Bank entered into Amendments to existing employment agreements (the “Amendments”) with the following named executive officers: Donald J. Torbert, Jr. and R. Wesley Fuller.  The Agreements and the Amendments are attached as Exhibits 10.9, 10.10.1, 10.11.2, 10.13, 10.14 and 10.15 to this Report and are incorporated by reference into this Item 5.02.  The following descriptions summarize the material terms of the Agreements and Amendments with the officers, but do not purport to be complete and are qualified in their entirety by reference to the Agreements and the Amendments.

M. Burke Welsh, Jr.
Under the Agreement with Mr. Welsh, the Registrant has agreed to employ Mr. Welsh for a term of three years commencing on May 1, 2008.  The Agreement is renewable annually with Board approval.  In the absence of a renewal, the Agreement will expire at the end of any current three-year term.  Under the Agreement, Mr. Welsh is entitled to an initial base salary at the annual rate of $309,800 per year and to an annual incentive based on specific performance criteria identified by the Registrant’s Board of Directors.  Mr. Welsh is also entitled to participate in vacation, insurance and other benefits that are generally available to employees of the Registrant.  The Agreement restricts Mr. Welsh’s ability to engage in various activities competitive with the Registrant’s business within the Registrant’s Territory (as defined in the Agreement) for a period of twelve months after Mr. Welsh ceases to be employed by the Registrant.

If, during the term of this Agreement, Mr. Welsh’s employment is terminated by the Registrant for any reason other than for Cause (as defined in the Agreement), or if Mr. Welsh terminates the Agreement with Good Reason (as defined in the Agreement), Mr. Welsh is entitled to a lump sum payment equal to two times his Average Annual Compensation (as defined in the Agreement).  If Mr. Welsh’s employment is terminated due to disability, the Registrant shall continue to pay him his base salary and benefits for a period of six months.  If Mr. Welsh’s employment is terminated following a Change in Control (as defined in the Agreement), Mr. Welsh will be entitled to a lump sum payment equal to 2.99 times his Average Annual Compensation (as defined in the Agreement).

David H. Gould, Jr., William L. Kane and George D. Henderson
Mr. Gould, Mr. Kane and Mr. Henderson have entered into employment agreements with the Registrant and the Bank providing for terms substantially identical to those described above with respect to Mr. Welsh, except that (a) the term of their Agreements are for two-year periods; (b) Mr. Gould’s initial annual base salary is $187,300, Mr. Kane’s initial base salary is $198,602 and Mr. Henderson’s initial annual base salary is $155,000; (c) the lump sum payment following termination other than for Cause (as defined in the Agreements) or with Good Reason (as defined in the Agreements), is equal to one times their Average Annual Compensation (as defined in the Agreements) and (d) the lump sum payment following a Change in Control (as defined in the Agreements) is equal to two times their Average Annual Compensation (as defined in the Agreements).

Donald J. Torbert, Jr. and R. Wesley Fuller
Mr. Torbert and Mr. Fuller have entered into Amendments to their existing employment agreements with the Bank for compliance with the provisions under Section 409A of the Internal Revenue Code and to provide the additional disability benefit as outlined in the Agreements with the other named executive officers.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

10.9	Employment Agreement, dated May 1, 2008, by and between M. Burke Welsh, Jr., the Bank and the Registrant.

10.10.1	First Amendment to Employment Agreement, dated May 1, 2008, by and between R. Wesley Fuller and the Bank.

10.11.2	Second Amendment to Employment Agreement, dated May 1, 2008, by and between Donald J. Torbert, Jr. and the Bank.

10.13	Employment Agreement, dated May 1, 2008, by and between David H. Gould, Jr., the Bank and the Registrant.

10.14	Employment Agreement, dated May 1, 2008, by and between William L. Kane, the Bank and the Registrant.

10.15	Employment Agreement, dated May 1, 2008, by and between George D. Henderson, the Bank and the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAB BANKSHARES, INC.
(Registrant)

Date: May 5, 2008	/s/ Donald J. Torbert, Jr.
(Signature)
Donald J. Torbert, Jr.,
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.9	Employment Agreement, dated May 1, 2008, by and between M. Burke Welsh, Jr., the Bank and the Registrant.

10.10.1	First Amendment to Employment Agreement, dated May 1, 2008, by and between R. Wesley Fuller and the Bank.

10.11.2	Second Amendment to Employment Agreement, dated May 1, 2008, by and between Donald J. Torbert, Jr. and the Bank.

10.13	Employment Agreement, dated May 1, 2008, by and between David H. Gould, Jr., the Bank and the Registrant.

10.14	Employment Agreement, dated May 1, 2008, by and between William L. Kane, the Bank and the Registrant.

10.15	Employment Agreement, dated May 1, 2008, by and between George D. Henderson, the Bank and the Registrant.